EXHIBIT 99.3

DEFERRED COMPENSATION AGREEMENT

RECITALS

This Deferred Compensation Agreement (this “Agreement”) is made and entered into as of December 8, 2005, by and between SCPIE Management Company (the “Company”), and Donald P. Newell (“Executive”).

WHEREAS, Executive is the Senior Vice President and General Counsel of the Company and of the Company’s parent company, SCPIE Holdings Inc. (“Holdings”), and shall serve in such business and legal capacity as the Board of Directors of Holdings (the “Board”) shall determine from time to time;

WHEREAS, Holdings and Executive have entered into an Employment Arrangement dated October 30, 2000, as amended by that certain Amendment to Employment Arrangement dated December 31, 2004, as further amended by that certain Second Amendment to Employment Arrangement dated December 8, 2005 (the “Employment Arrangement”);

WHEREAS, pursuant to paragraph 5 of the Employment Arrangement, Executive is entitled to receive certain deferred compensation benefits; and

WHEREAS, the Company and Executive desire to enter into this Agreement in order to set forth the terms and conditions which apply to Executive’s deferred compensation benefits.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Deferred Compensation.

1.1 On the last day of each month during the period beginning on January 1, 2006 and ending on December 31, 2006, the Company shall credit an amount equal to Sixteen Thousand Six Hundred and Sixty Seven Dollars ($16,667.00) to an account (the “Account”) in its books and records, which Account shall be maintained for the purpose of providing Executive with deferred compensation benefits, subject to the following terms and conditions.

1.2 On March 31, 2006 and quarterly thereafter the Company shall credit the principal balance of the Account with interest at the rate of nine percent (9%) per annum, compounded quarterly, until the Account shall have been fully distributed, as provided below.

2.	Payment of Account.

2.1 The principal balance and accrued interest of the Account (the “Deferred Compensation”) shall be payable to Executive in substantially equal monthly installments beginning on January 31, 2007 (the “Benefit Commencement Date”) and ending on December 31, 2008 (the “Payment Term”).

2.2 In the event that Executive’s employment by the Company is terminated by reason of Executive’s death prior to the Benefit Commencement Date or in the event of Executive’s death prior to the expiration of the Payment Term, the entire unpaid balance of the Account as of the date of Executive’s death, including interest accrued thereon to the date of death at the rate prescribed by Section 1.2, shall be paid in a lump sum within sixty (60) days after the date of death to the beneficiary or beneficiaries which Executive has designated in a written notice to the Company. If Executive has not designated a beneficiary, such amount shall be paid to Executive’s estate. Executive may revoke or amend his beneficiary designation from time to time.

2.3 Neither the time nor form of payments under this Agreement may be changed, including, without limitation, any acceleration of such payments, except as may be permitted by the Board in accordance with Section 409A of the Code and the Treasury Regulations and Internal Revenue Service guidance thereunder.

3.	MISCELLANEOUS PROVISIONS.

3.1 The Plan shall be interpreted, construed and administered in a manner that satisfies the requirements of Sections 409A of the Code and the Treasury Regulations thereunder.

3.2 The Company shall withhold all applicable income taxes and employment taxes from the amounts distributed hereunder as may be required by law.

3.3 The Account shall not be assignable by Executive and shall not be subject to attachment, lien, levy, or other creditors’ rights under state or Federal law.

3.4 Benefits under this Agreement shall be payable from the general assets of the Company or Holdings or pursuant to such other means as the Company or Holdings deem appropriate and Executive shall not be entitled to look to any source for payment of such benefits other than the general assets of the Company or Holdings.

3.5 The Deferred Compensation and any payments with respect to such amounts shall not constitute compensation for the purposes of any benefit plan or agreement maintained by the Company or Holdings unless expressly provided otherwise in such plan or agreement.

3.6 Nothing in this Agreement shall confer upon Executive any right to continue in the employ of the Company or Holdings or shall interfere with or restrict in any way the rights of the Company or Holdings, which are hereby expressly reserved, to discharge Executive at any time for any reason whatsoever, with or without cause.

3.7 The Company and Executive agree that (i) the provisions of this Agreement constitute a “pension plan” within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) such plan is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and (iii) the provisions of this Agreement shall be governed by federal law.

3.8 This Agreement may only be amended by a written agreement executed by each of the parties.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have each executed this Agreement effective as of the date first written above.

SCPIE MANAGEMENT COMPANY

By:	/s/ Donald J. Zuk
Name:	Donald J. Zuk
Title:	President

Agreed to this 8th day of December, 2005.

/s/ Donald P. Newell
Name:	Donald P. Newell

GUARANTY

FOR VALUE RECEIVED and in consideration for, and as an inducement to Donald P. Newell (the “Executive”) entering into and continuing his performance under an Employment Arrangement dated October 30, 2000, as amended by that certain Amendment to Employment Arrangement dated December 31, 2004, as further amended by that certain Second Amendment to Employment Agreement dated December 8, 2005 (the “Employment Arrangement”), and those certain Deferred Compensation Agreements dated as of December 31, 2004 and December 8, 2005 with SCPIE Management Company (the “Deferred Compensation Agreement,” and together with the Employment Arrangement, the “Agreement”), SCPIE Holdings Inc. (“Holdings”) absolutely, irrevocably and unconditionally guarantees to Executive, and his successors and assigns, the full and timely payment by SCPIE Management Company to Executive of the compensation required to be paid and benefits required to be provided by SCPIE Management Company to Executive under said Agreement on the terms and conditions set forth in said Agreement.

This Guaranty is a guaranty of payment, not collection, and Executive shall not be required to first pursue his remedies against SCPIE Management Company but may instead proceed to enforce all of his rights and remedies directly against Holdings or against SCPIE Management Company and Holdings at the same time. This Guaranty cannot otherwise be terminated or modified without the written consent of Executive. Holdings hereby waives notice of acceptance of this Guaranty, as well as all demands, presentments, notices of protest and notices of every kind and nature.

Benefits under the Deferred Compensation Agreement shall be payable from the general assets of SCPIE Management Company or Holdings or pursuant to such other means as SCPIE Management Company or Holdings deem appropriate and Executive shall not be entitled to look to any source for payment of such benefits other than the general assets of SCPIE Management Company or Holdings.

If any dispute arises pertaining to this Guaranty, such dispute will be submitted to binding arbitration in accordance with the Employment ADR Rules of the American Arbitration Association before a single neutral arbitrator, such arbitration to take place in Los Angeles, California, and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction.

Executed in Los Angeles, California, on December 8, 2005.

SCPIE HOLDINGS INC.

By:
Name:	Donald J. Zuk
Title:	President and Chief Executive Officer